Exhibit 10.1

First Amendment to Loan Documents

This First Amendment to Loan Documents (this “Amendment”) is entered into as of June 21, 2024, by and among AVENUE CAPITAL MANAGEMENT II, L.P., a Delaware limited partnership (as administrative and collateral agent (in such capacity, “Agent”)), AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Avenue”), AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Avenue 2”; and, collectively with Avenue, “Lenders” and each, individually, a “Lender”), and BEYOND AIR, INC., a Delaware corporation (“Borrower”) and BEYOND AIR LTD., an Israeli private company, company # 514609387 (“Israeli Guarantor” or “Beyond Israel”).

RECITALS

Borrower, Agent and Lenders are parties to those certain Loan Documents, dated as of June 15, 2023, including the Loan and Security Agreement (as amended from time to time, the “Agreement”) and the Supplement to Loan and Security Agreement (as amended from time to time, the “Supplement”). The parties desire to amend the Agreement and the Supplement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following terms and their definitions in Part 1 of the Supplement hereby are amended and restated in their entireties to read as follows:

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to (x) three and one-half of one percent (3.50%) of the original Commitment amount of Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000), plus (y) solely in connection with repayment of the Growth Capital Loans on the Maturity Date or a prepayment of the Growth Capital Loans in full, Eighty-Seven Thousand Five Hundred Dollars ($87,500).

“Interest-only Period” means the period commencing on the Closing Date and continuing until June 30, 2025; provided, however, that such period may be extended until June 30, 2026 if, as of the last day of the Interest-only Period then in effect (a) Borrower has fully drawn Tranche 2 and (b) Borrower has achieved at least Forty Million Dollars ($40,000,000) in Product Revenue for the fiscal year ending March 31, 2025 and has provided reasonably satisfactory evidence of the same to Agent; provided, further, however, that the Interest-only Period shall not exceed thirty-six (36) months.

2. Part 2, Section 2(a) of the Supplement hereby is amended and restated in its entirety to read as follows:

“(a) Warrant. As additional consideration for the making of its Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (as modified, amended or amended and restated from time to time, and whether issued as of the Closing Date or otherwise, the “Warrant”).”

3. No course of dealing on the part of Lender, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Documents (as defined in the Agreement). The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

5. Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment. The organizational documents of Borrower delivered to Agent on the Closing Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect. The authorized signatories identified to the Agent as of the Closing Date as authorized on behalf of Borrower to execute and deliver the Loan Documents remain so authorized and the signatory to this Amendment is authorized and directed to execute and deliver this Amendment.

6. As a condition to the effectiveness of this Amendment, Agent and/or the applicable Lender shall have received, in form and substance reasonably satisfactory to Agent and the Lenders, the following:

(a) this Amendment, duly executed by Borrower;

(b) [intentionally omitted];

(c) a Warrant to Purchase Shares of Stock of Borrower, duly executed by Borrower and issued to each Lender;

(d) an amendment fee, in the amount of $87,500, which shall be due and payable in full (and may be debited or ACH’d by Agent) on the date of this Amendment;

(e) all reasonable out-of-pocket attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of this Amendment, which Borrower shall remit via wire transfer on the date of execution of this Amendment per the instructions set forth on Annex I hereto; and

(f) such other documents, and completion of such other matters, as Agent or any Lender may have reasonably requested.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This Amendment may be executed by electronic signatures.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

BEYOND AIR, INC.

By:	/s/ Steve Lisi
Name:	Steve Lisi
Title:	Chief Executive Officer

GUARANTOR:

BEYOND AIR LTD.

By:	/s/ Steve Lisi
Name:	Steve Lisi
Title:	Chief Executive Officer

Address for Notices:	900 Stewart Avenue, Suite 301
Garden City, New York 11530
Attn: Steve Lisi, Chief Executive Officer
Email: slisi@beyondair.net

[Signature Page to First Amendment to Loan Documents]

AGENT:

AVENUE CAPITAL MANAGEMENT II, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email:
Phone #

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email:
Phone #

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email:
Phone #

[Signature Page to First Amendment to Loan Documents]

Annex I
Barnes & Thornburg Wire Instructions

Lender’s legal fees and expenses: $

Account Name:

Bank Name:

Account Number:

ABA Number:

ABA Number:

SWIFT Code:

Reference:

Please send remittance information to: